Exhibit 99.1

Contact:	Richard Hallworth	Michael W. Taylor
	President and Chief Executive Officer (615) 376-0669	Executive Vice President and Chief Financial Officer
(615) 376-0669
AMERICA SERVICE GROUP ANNOUNCES
EXPIRATION OF “GO-SHOP” PERIOD
BRENTWOOD, Tennessee (April 18, 2011) — America Service Group Inc. (the “Company”) (NASDAQ: ASGR), the parent company of PHS Correctional Healthcare, Inc., today announced the expiration of the 45-day “go-shop” period pursuant to the terms of the previously announced Agreement and Plan of Merger, dated March 2, 2011 (“Merger Agreement”), under which the Company and Valitás Health Services, Inc. (“Valitás”), the parent company of Correctional Medical Services, Inc., would be combined. Pursuant to the terms of the Merger Agreement, the Company had the right to solicit alternative acquisition proposals from third parties for a period of 45 calendar days continuing through April 16, 2011.
During the “go-shop” period, under the supervision of the special negotiating committee of the Company’s board of directors, Signal Hill Capital Group, LLC, the Company’s investment banker, contacted 84 parties regarding their potential interest in acquiring the Company, including strategic entities as well as private equity funds and other potential financial investors. Despite this solicitation effort, the Company has not received any alternative acquisition proposals as of the completion of the “go-shop” period.
The Company expects to mail definitive proxy materials soon to the Company’s stockholders in connection with a special meeting of stockholders to vote on and approve the proposed merger. The Company is continuing to work with Valitás to complete the merger in a timely manner, subject to the satisfaction of the closing conditions set forth in the Merger Agreement.
About America Service Group
America Service Group Inc., based in Brentwood, Tenn., is a nationwide provider of correctional healthcare services in the United States. The Company, through its subsidiaries, provides a wide range of healthcare programs to government agencies for the medical care of inmates. More information about the Company can be found on its website at www.asgr.com.
About Valitás Health Services
Valitás Health Services is the parent company of Correctional Medical Services, Inc (“CMS”), a nationwide provider of comprehensive correctional healthcare services, offering a comprehensive suite of medical, dental, pharmacy and mental health services for the incarcerated population. More information about Valitás can be found at the CMS website at www.cmsstl.com.
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ASGR Announces Expiration Of “Go-Shop” Period

April 18, 2011
Cautionary Statement
This press release contains “forward-looking” statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements in this release that are not historical facts, including statements about America Service Group’s or management’s beliefs and expectations, constitute forward-looking statements and may be indicated by words or phrases such as “anticipates,” “estimates,” “plans,” “expects,” “projects,” “should,” “will,” “believes” or “intends” and similar words and phrases. Readers should not place undue reliance on such forward-looking statements. Forward-looking statements involve inherent risks and uncertainties. The material factors that could cause actual results to differ materially from those expressed in forward-looking statements include, without limitation, the following: (1) the inability to complete the merger in a timely manner; (2) the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to completion of the merger, including expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (3) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (4) the failure to obtain the necessary debt financing arrangements set forth in the commitment letters received by Valitás in connection with the merger agreement; (5) the impact of the substantial indebtedness incurred to finance the consummation of the merger; (6) the possibility that competing offers will be made; (7) the effect of the announcement of the transaction on America Service Group’s business relationships, operating results and business generally, either before or after the consummation of the transaction; (8) diversion of management’s attention from ongoing business concerns as a result of the pendency or consummation of the merger; and (9) general economic or business conditions and other factors. Additional information on risk factors that may affect the business and financial results of America Service Group can be found in America Service Group’s most recent Annual Report on Form 10-K and in the filings of America Service Group made from time to time with the SEC. America Service Group undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.
Additional Information and Where to Find It
In connection with the merger, America Service Group will file with the SEC a proxy statement with respect to the special meeting of stockholders that will be held to consider the merger. When completed and filed, the definitive proxy statement and a form of proxy will be mailed to the stockholders of America Service Group. BEFORE MAKING ANY VOTING DECISION, AMERICA SERVICE GROUP’S STOCKHOLDERS ARE STRONGLY URGED TO READ THE PROXY STATEMENT REGARDING THE MERGER CAREFULLY AND IN ITS ENTIRETY BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT AMERICA SERVICE GROUP AND THE MERGER. America Service Group’s stockholders will be able to obtain, without charge, a copy of the proxy statement and other relevant documents filed with the SEC (in each case, when available) from the SEC’s website at http://www.sec.gov. America Service Group’s stockholders will also be able to obtain, without charge, a copy of the proxy statement and other relevant documents (in each case, when available) by directing a request by mail or telephone to America Service Group Inc., Attn: Scott King, General Counsel, 105 Westpark Drive, Suite 200, Brentwood, Tennessee, 37027, telephone: (615) 373-3100, or from the investor relations section of America Service Group’s website at www.asgr.com.
Proxy Solicitation
America Service Group and its directors and officers may be deemed to be participants in the solicitation of proxies from America Service Group’s stockholders with respect to the special meeting of stockholders that will be held to consider the merger. More detailed information regarding the identity of the potential participants, and their direct or indirect interests, by securities holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the merger. Information regarding America Service Group’s directors and executive officers is also available in America Service Group’s definitive proxy statement for its 2010 Annual Meeting of Shareholders filed with the SEC on April 28, 2010, and updated on May 28, 2010.
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